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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          FIRST SAVINGS BANCORP, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:
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            Newspaper Advertisement first published by First Savings
                          Bancorp, Inc. on June 7, 2000
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  Shareholders should read the Proxy Statement in conjunction with this message

               A message for Shareholders of First Savings Bancorp

                                  First Savings
                       has done well for its shareholders.
                                After the merger,
                          we expect to do even better.

First Savings is a strong, successful company. After the merger, we expect the combination between ourselves and First Bancorp to be even more successful. The combined company should provide additional opportunities to enhance shareholder value.

In the Proxy Statement, pages 9-14 and 57-65, shareholders can review the historical financial performance of First Bancorp and First Savings Bancorp. They can also see a "pro forma" presentation that sets forth what the financial performance would have been if both banks had operated as a combined institution in past years.

Based upon the Proxy Statement information mentioned above, we have prepared two charts that compare Diluted Earnings Per Share and Return on Shareholders' Equity for the calendar year 1999. This pro forma contrasts First Savings' actual performance in 1999, operating on its own, with the performance of the two companies as if they had operated together as a single institution during 1999. This presentation, while unable to predict the future, is a reasonable way to evaluate the potential benefits of the merger. As the reader will discern, the merger is reasonably expected to favorably affect both earnings and return on shareholders equity.


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               These  charts  help  shareholders  answer  the  question,  "If we combined the 1999 performance numbers for both banks, how would First
      Savings' Return an Equity (ROE) and Earnings Per Share be affected?"

                   Return on Shareholders' Equity (Pro Forma)
       "If First Savings had been combined with First Bancorp for all of 1999, what would the effect have been on Return on Shareholders' Equity?"

                                    [GRAPH]

12.00%
11.00%                                  11.00%
10.00%
9.00%
8.00%               8.03%
7.00%
6.00%
               SOPN (actual)       SOPN with Merger



                                    [GRAPH]


               Diluted Earnings Per Share (Pro Forma Equivalent)
        "If First Savings had been combined with First Bancorp for all of 1999, what would the effect have been on Diluted Earnings Per Share?"


$1.75

                                             $1.58
$1.50

                   $1.38
$1.25

               SOPN (actual)             SOPN with Merger



Note: The performance ratios depicted in the graph above DO NOT INCLUDE cost savings or revenue enhancements that may result from the merger. We believe the effect of those savings and/or enhancements would be to further improve earnings per share and return on shareholders'equity.

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Much has  been  said  about  the  reduction  in book  value  to  First  Savings'
shareholders. However, we urge shareholders to focus on the potential for increased Earnings and Return on Equity. We believe earnings, not book value, are a better measure of a company's value to shareholders.


We encourage shareholders to read the Proxy Statement and determine the facts for themselves. We also suggest they consult with their investment broker and benefit from professional advice. Of course, we are always happy to answer any questions or concerns shareholders may have.

          The  Board  of  Directors  of  First   Savings   urges  all
                    shareholders to vote "FOR" the merger.

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                                   Questions?
               If you have lost your proxy or have any questions,
             please call us at 910-692-6222 and we will assist you.

The above information has been provided by the board of directors of First Savings Bancorp, Inc. First Bancorp and First Savings Bancorp have filed a joint proxy statement/prospectus and other documents concerning the merger with the United States Securities and Exchange Commission ("SEC") and have mailed the joint proxy statement/prospectus to their shareholders. These documents contain important information and we urge you to read the joint proxy statement/prospectus and other documents filed with the SEC carefully. You can obtain the documents free from the SEC's website, www.sec.gov. Our officers' and directors' interests in First Savings (stock, contracts, etc.) are described in First Savings' September 24, 1999 proxy statement which is also available on the SEC website. In addition, you may obtain free copies of these documents from the Corporate Secretary of First Savings Bancorp, P.O. Box 1657, Southern Pines, North Carolina 28388-1657, telephone (910) 692-6222.

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